Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report of Maxim Integrated Products, Inc. (the “Company”) on Form 10-Q for the third fiscal quarter ended March 26, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, John F. Gifford, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: May 5, 2005

	By:	/s/ JOHN F. GIFFORD

John F. Gifford
Chief Executive Officer

This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.